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                                                                    EXHIBIT 3.02


                           CERTIFICATE OF AMENDMENT

                                      OF

                     RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                                 KINTANA, INC.

 (Originally incorporated on August 28, 1995 as Chain Link Technologies, Inc.)



     Kintana, Inc., a Delaware corporation, does hereby certify that the following amendment to the corporation's Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, with the approval of such amendment by the corporation's stockholders having been given by written consent without a meeting in accordance with Sections 228(d) and 242 of the Delaware General Corporation Law:

     Paragraph IV.A(5)(a)(ii) of the Restated Certificate of Incorporation, relating to extraordinary transactions, is amended to read in its entirety as follows:

               (ii) Extraordinary Transactions. Upon the election of any holder
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     or holders of not less than two-thirds of the then-outstanding shares of
     Series A Stock to have the Series A Stock redeemed or otherwise to participate in connection with (A) a merger or consolidation of the Corporation with or into another corporation (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation (or in case of a triangular merger, the parent corporation) is held by stockholders of the Corporation immediately prior to such event), (B) the sale or transfer of all or substantially all of the properties and assets of the Corporation and its subsidiaries, (C) any purchase by any party (or group of affiliated parties) of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase, (D) the redemption or repurchase of shares representing a majority of the voting power of the outstanding shares of capital stock of the Corporation or (E) of any other change of control of 50% or more of the outstanding voting power of the Corporation; (the transactions in clauses (A) through (E) being referred to herein as an "Extraordinary Transaction"), then, as a part of and as a condition to the effectiveness of such
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     Extraordinary Transaction, unless the holders of Series A Stock shall have
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     elected to convert their shares of Series A Stock into Common Stock in accordance with the voluntary conversion provisions of Section A.6 prior to the effective date of such Extraordinary Transaction, the Corporation shall either (1) if redemption is elected, on the effective date of such Extraordinary Transaction, redeem all (but not less than all) of the outstanding shares of Series A Stock held by each holder of Series A Stock for an amount equal to the Aggregate Series A Liquidation Preferential Amount (the "Series A Sale Preference"), such amount to be payable in cash or, at the election of such holder or holders, in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction, or (2) if such holders elect to participate in the relevant transaction (such as a merger) on terms acceptable to them, take such actions as shall be sufficient to facilitate such participation (including executing a merger agreement including an exchange ratio reflecting the provisions hereof) on terms giving such holders the right to such Series A Sale Preference as a preferential amount, in which event such amount shall be paid in cash or, at the election of such holders, in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction, but in preference to and before any amount is paid or otherwise distributed to the holders of the Common Stock or any other stock ranking junior to the Series A Stock, in which event such preferential amount shall be deemed to have been distributed to the holders of the Series A Stock as if in a Liquidation Event; provided, however, that
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     the amount available to the holders of the Series A Stock under this
     Section 5(b)(ii) shall be reduced in proportion to the amount by which the Per Share Liquidation Value exceeds $6.4692 (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Stock occurring after the date of filing of this Restated Certificate of Incorporation) but is less than $7.5474 (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Stock occurring after the date of filing of this Restated Certificate of Incorporation), at which value the amount available to the holders of the Series A Preferred Stock under this Section 5(b)(ii) shall be zero. Upon the election of any holder or holders of not less than two-thirds of the then-outstanding shares of Series B Stock and Series B-1 Stock voting together as a single class (on the basis set forth in Section A.2(b)) to have the Series B Stock and Series B-1 Stock redeemed or otherwise to participate in connection with an Extraordinary Transaction, then, as a part of and as a condition to the effectiveness of such Extraordinary Transaction, unless the holders of Series B Stock and
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     Series B-1 Stock shall have elected to convert their shares of Series B
     Stock and Series B-1 Stock into Common Stock in accordance with the voluntary conversion provisions of Section A.6 prior to the effective date of such Extraordinary Transaction, the Corporation shall either (1) if redemption is elected, on the effective date of such Extraordinary Transaction, redeem all (but not less than all) of the outstanding shares of Series B Stock and Series B-1 Stock held by each holder of Series B Stock and/or Series B-1 Stock for an amount equal to, if paid in cash, the Series B Redemption Price, or at the election of such holder or holders, if paid in the same form of consideration as is paid to the holders of Common Stock in such Extraordinary Transaction, an amount equal to the Aggregate Series B Liquidation Preferential Amount (the "Cash Series B Sale Preference" or "Securities Series B Sale Preference," respectively) or (2) if such holders
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     elect to participate in the relevant transaction (such as a merger) on terms acceptable to them, take such actions as shall be sufficient to facilitate such participation (including executing a merger agreement including an exchange ratio reflecting the provisions hereof) on terms giving such holders the right to either such Cash Series B Sale Preference or Securities Series B Sale Preference as such holders elect, but in preference to and before any amount is paid or otherwise distributed to the holders of the Common Stock or any other stock ranking junior to the Series B Stock or Series B-1 Stock, in which event such preferential amount shall be deemed to have been distributed to the holders of the Series B Stock and Series B-1 Stock as if in a Liquidation Event; provided, however, that the
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     amount available to the holders of the Series B Stock and/or Series B-1
     Stock under this Section 5(b)(ii) shall be zero if the Per Share Liquidation Value exceeds $17.38 (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like occurring after the date of filing of this Restated Certificate of Incorporation).


     IN WITNESS WHEREOF, said corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this fourth day of April, 2001 and the foregoing facts stated herein are true and correct.

                                    KINTANA, INC.

                                    By:  /s/ Raj Jain
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                                        Raj Jain
                                        President